D. RICARDO GONZÁLEZ GARCÍA
NOTARIO DE MADRID
Núñez de Balboa, 35, 2.º D
Entrada por la Galería Comercial
"Edificio GOYA"
Teléf. 225-10-22 (2 líneas)
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TIMBRE DEL ESTADO

NOTARÍA DE D. RICARDO GONZÁLEZ GARCÍA - MADRID

14ª CLASE

PTAS 5 CINCO PESETAS

PTAS 5 1976 CINCO PESETAS

05805799

REGISTRO MERCANTIL MADRID
PRESENTACION

HORAS	MINUTOS	FECHA	DIARIO	ASIENTO
11	´	23 12 76	367	1461

====== NUMERO TRES MIL QUINIENTOS VEINTIUNO. ======

_:_

CONSTITUCION DE LA SOCIEDAD MERCANTIL
------------- ANONIMA ---------------
"CNWL OIL (ESPAÑA), S.A."

Otorgantes:
"CNWL OIL (ESPAÑA) B. V. ------------
Don Julio Poscente. -----------------
Don Johannes Cornelis Bernardus María Witte. --------------------------

EN MADRID, a dos de diciembre de mil novecientos setenta y seis. ----

ANTE MÍ, DON RICARDO GONZÁLEZ GARCÍA, Abogado, Notario de Madrid, con vecindad y residencia en esta capital, - - - - - - - - - - - - - - - - -

-------------------- COMPARECE: --------------------

DON RAMÓN ORTIZ Y FERNÁNDEZ-URRUTIA, mayor de edad, de nacionalidad española, casado, Abogado y vecino de Boadilla del Monte (Madrid), Paseo de los Olmos número 8, - Urbanización Montepríncipe, con D.N.I. número 840.157. -

Y DON MIGUEL ORTIZ-CAÑAVATE Y PUIG-MAURI, mayor - de edad, casado, Abogado, de nacionalidad española y vecino de esta capital, Morazarzal 19 (Mirasierra),-

con D.N.I. número 840.846. - - - - - - - - - - - - - -

INTERVIENEN: Don Ramón Ortiz-Fernández-Urrutia, - en su propio nombre y derecho y, además: - - - - - -

a).- En nombre y representación de la Sociedad Holandesa "CNWL OIL (ESPAÑA) B.V., con domicilio en - Amsterdam 1007 (Holanda), De Lairessestraat 139, haciendo uso del poder -vigente íntegramente según asegura, que D. Julio Poscente, como único Gerente de - la misma, con pasaporte número LX 013.196, expedido en Londres (Inglaterra), el 12 de diciembre de 1974, le confirió ante el Notario Público, con sede legal en Amsterdam, Doctor Jan Aleid Edward Koning, el 7 - de enero de 1976, del que me exhibe copia auténtica, debidamente legalizada por el Consulado de España en Amsterdam el mismo día, y a su vez, legalizada en el Ministerio de Asuntos Exteriores en Madrid, el 9 de - enero de 1976, número 8.771, que exhibe y le devuelvo.

b).- Y de DON JULIO POSCENTE, mayor de edad, de - nacionalidad canadiense, ejecutivo de empresa, casado, con domicilio permanente en 74-78-15 Varsity Estates Drive, Calgary, Alberta (Canadá), y con domi - cilio accidental en Madrid, Hotel Meliá Madrid, con pasaporte canadiense número LX 013.196, expedido, - según consta en el poder del que se me exhibe copia auténtica, por virtud del cual comparece en esta es-

tura el Sr. Ortiz Fernández-Urrutia, en Londres,- el 12 de diciembre de 1974. - - - - - - - - - - - - - --

Hace uso del poder que dicho señor le confirió en escritura otorgada el 15 de octubre del corriente - año, ante el Notario de Madrid Don José-Antonio To - rrente Secorun, con el número 6.201 de su protocolo, vigente íntegramente, según afirma, del que me exhi- be copia auténtica, que examino y devuelvo. - - - - --

Y Don Miguel Ortiz-Cañavate y Puig-Mauri, concu - rre en nombre y representación de DON JOHANNES COR - NELIS BERNARDUS MARÍA WITTE, mayor de edad, de nacio nalidad holandesa, gerente de empresa, con domicilio en Bussum (Holanda), y número de pasaporte 637.032,- según compruebo de la copia del poder que se ~~me~~ exhi be, facultando al Sr. Ortiz-Cañavate y otro, pero - con carácter solidario, para este acto, y el cual - está otorgado el día 4 de octubre del corriente año, ante Don Christiaan Jan Lubbers, Notario Público con domicilio en Amsterdam, del que me exhibe copia au - téntica, debidamente legalizada en el Ministerio de Asuntos Exteriores, el 14 de octubre de 1976, con el número 9.615, asegurándome la vigencia íntegra de - tal poder. -

De dichos tres relacionados instrumentos públicos, los que compruebo contienen facultades bastantes pa-

ra este acto, deduciré sendos testimonios notariales para acompañar a la primera copia que de la presente se expida, o, en su caso, dejaré acompañados los propios originales exhibidos, según decidan los comparecientes. -

Conozco en lo suficiente las respectivas legislaciones aplicables a los señores y sociedad representados por los comparecientes, los que tienen, a mi juicio, según concurren, capacidad legal para otorgar esta escritura de constitución de sociedad mercantil anónima, y -

---------------------- exponen: -------------------

Que en las respectivas representaciones que ostentan, antes dichas, y por fundación simultánea, han decidido constituir una sociedad mercantil anónima, que se denominará "CNWL OIL (ESPAÑA), S. A.", lo que llevan a cabo por medio de la presente escritura, - que otorgan bajo las siguientes - - - - - - - - - - -

------------------- ESTIPULACIONES: ---------------

PRIMERA.- CONSTITUCIÓN - ESTATUTOS. - Con la denominación de "CNWL OIL (ESPAÑA), S. A.", fundan Don - Ramón Ortiz Fernández-Urrutia y Don Miguel Ortiz-Cañavate, en las respectivas representaciones con que concurren, una Compañía Mercantil Anónima, cuyo domicilio, objeto, duración, capital social, acciones,

D. RICARDO GONZÁLEZ GARCÍA
NOTARIO DE MADRID
Núñez de Balboa, 35, 2.º D
Entrada por la Galería Comercial
"Edificio GOYA"
Teléf. 225-10-22 (2 líneas)
MADRID-1

NOTARÍA DE D. RICARDO GONZÁLEZ GARCÍA MADRID

CINCO PESETAS

2 OCT 1975

05805796

SE

órganos de gestión y representación y demás pactos y circunstancias por los que ha de regirse, constan en los Estatutos sociales que dichos dos señores me entregan, por ellos mismos confeccionados, en dicha representación, y me requieren para que los incorpore a mi protocolo corriente de instrumentos públicos, lo que efectúo, dejándolos unidos a esta matriz, como adición y complemento, y los cuales saldrán transcritos o de cualquier forma reproducidos en las copias que de la presente escritura se expida, dándolos aquí por literal e íntegramente reproducidos a todos los efectos legales y registrales, evitando así inútiles repeticiones. - - - - - - - - - - - - - -

Están los mismos extendidos en seis hojas o folios de papel común o simple, debidamente reintegrados, escritos mecanográficamente por sus dos caras.-

Previa lectura que yo, el Notario, hago en alta voz a los comparecientes, de tales Estatutos, dichos señores, según concurren, se ratifican en su contenido, los aprueban en todas sus partes, y como confor-

midad a todo, los firman a mi presencia, al final de los mismos, y al margen de cada una de las dos hojas anteriores (por lo que considero legítimas tales firmes y rúbricas). - - - - - - - - - - - - - - - - - -

En cuanto no estuviere previsto en los mismos y, además, especial y preferentemente, esta Sociedad se regirá por los preceptos de la Ley de 17 de Julio de 1951, sobre Régimen Jurídico de las Sociedades Anónimas, por el Código de Comercio y demás disposiciones legales que le sean de aplicación. - - - - - - -

SEGUNDA.- AUTORIZACIÓN EXPRESA.- La Sociedad se halla autorizada para constituirse con el 100 % de capital social extranjero, al amparo de lo dispuesto en el artículo 7º de la vigente Ley de Hidrocarburos de 27 de Junio de 1974, número 21/74 (Jefatura del Estado), lo que acreditarán documentalmente, donde fuere preciso, según manifiestan y se comprometen los comparecientes. - - - - - - - - - - - - - - - - -

TERCERA.- CAPITAL SOCIAL - SUSCRIPCIÓN Y DESEMBOLSO DE ACCIONES.- El capital de esta sociedad, que es de SEIS MILLONES OCHOCIENTAS MIL PESETAS, se halla representado por seiscientas ochenta acciones ordinarias, al portador, de diez mil pesetas de valor nominal cada una, numeradas correlativamente del uno al seiscientos ochenta, ambos inclusive, es suscrito

y desembolsado en su totalidad, por los tres socios - fundadores, en la siguiente forma y proporción: - - -

a).- Por la Compañía holandesa "CNWL OIL (ESPAÑA) B. V.", para quien suscribe su apoderado Don Ramón Ortiz y Fernández-Urrutia, 678 acciones, las números - 1 al 678, inclusive, por su total valor nominal de - seis millones setecientas ochenta mil pesetas. - - -

b).- Don Julio Poscente, suscribe, por medio de - su también apoderado, el repetido Sr. Ortiz y Fernández-Urrutia, una acción, la número 679, por su valor nominal de diez mil pesetas. - - - - - - - - - - - - -

c).- Y Don Johannes Cornelis Bernardus María Witte, suscribe a través de su legal representante Don Miguel Ortiz-Cañavate y Puig-Mauri, la restante ac - ción, número 680, por su valor nominal de diez mil - pesetas. -

Las respectivas suscripciones, han sido desembolsados los importes de las mismas, por ingreso en metálico, en la caja social, antes de este acto, según declaran los comparecientes y así lo reconocen aquí mútua y recíprocamente, por lo que dicho capital queda, como antes se dice, totalmente desembolsado. ---

Asimismo, los comparecientes se comprometen acreditar mediante el oportuno u oportunos certificados bancarios, las transferencias de sus respectivos im-

portes, en pesetas convertibles, para el pago de las acciones suscritas. - - - - - - - - - - - - - - - - -

CUARTA.- CERTIFICACIÓN.- Manifiestan los comparecientes que el nombre de la sociedad que aquí se constituye, no es usado por ninguna otra, como lo acreditarán, donde sea preciso, con la oportuna certificación del Registro General de Sociedades Mercantiles.

QUINTA.- DURACIÓN.- La duración de la sociedad es indefinida, y sus operaciones dan comienzo el mismo día de hoy, dos de diciembre de 1976. - - - - - - - -

SEXTA.- DOMICILIO.- El domicilio social se fija - en Madrid, calle de Ferraz número 80. - - - - - - - -

SÉPTIMA.- INCOMPATIBILIDADES.- Se consigna de modo expreso la prohibición de ocupar o ejercer cargos en esta Sociedad, a las personas declaradas incompatibles o incursas en la medida y condiciones a que - se refiere el Decreto de 24 de diciembre de 1928, la Ley de Ordenación y Defensa de la Industria Nacional de 24 de Noviembre de 1939, el Decreto-Ley de 13 de Mayo de 1955, los artículos 13 y 14 del Código de Comercio, y demás disposiciones complementarias vigentes, declarando los comparecientes, según concurren y bajo su responsabilidad, que sus representados no están incursos o comprendidos en las mismas. - - - -

OCTAVA.- ACUERDOS SOCIALES.- Los mismos compare -

D. RICARDO GONZÁLEZ GARCÍA
NOTARIO DE MADRID
Núñez de Balboa, 35, 2.º D
Entrada por la Galería Comercial
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cientes, según intervienen y en uso de los mandatos conferidos al efecto, dando a este acto el carácter de Junta General Extraordinaria y Universal de Accionistas de la sociedad, adoptan por unanimidad los siguientes acuerdos: - - - - - - - - - - - - - - - - -

1º.- Nombrar el primer Consejo de Administración - de la Compañía, que queda constituído por las siguientes personas y cargos: - - - - - - - - - - - - - - -

CONSEJERO-PRESIDENTE: Don Julio Poscente, cuyas - circunstancias personales figuran en la intervención de esta escritura, de estado casado. - - - - - - - -

CONSEJERO-VOCAL: D. D. Langelaar, de nacionalidad holandesa, con domicilio en Pièrson Trust B. V. Amsterdam (Holanda). - - - - - - - - - - - - - - - - -

CONSEJERO-VOCAL: D. Johannes C.B.M. Witte, de estado casado, cuyas demás circunstancias constan en - esta escritura. - - - - - - - - - - - - - - - - - -

Y SECRETARIO, no Consejero: D. Ramón Ortiz y Fernández-Urrutia, cuyas circunstancias personales constan asimismo en este instrumento público. - - - - -

Este señor por sí mismo, acepta en este acto el nombramiento de que ha sido objeto. - - - - - - - - -

Y, además, en nombre de Don Julio Poscente, acepta el cargo para el que dicho Sr. ha sido designado.

Al propio tiempo, Don Miguel Ortiz-Cañavate, en nombre y representación de D. Johannes C.B.M. Witte, acepta el cargo para el que el mismo acaba de ser nombrado. -

El otro Consejero designado, Sr. Langelaar, aceptará su nombramiento en escritura por separado, lo que advierto expresamente a los comparecientes. -

2º.- Nombrar a Don Julio Poscente, Consejero Delegado de la Sociedad, cargo que también acepta por él, su apoderado Sr. Ortiz y Fernández-Urrutia, y delegar en aquél todas las facultades que corresponden al Consejo de Administración, y se señalan en los Estatutos sociales, excepto las indelegables por imperativo legal; concediéndosele, además, en particular y con carácter enunciativo y no limitativo, las siguientes facultades, para que haga uso de las mismas, en nombre y representación de la sociedad que se constituye en este acto: - - - - - - - - - - - - - - - - -

Administre, rija y gobierne, en los más amplios términos, bienes muebles e inmuebles de la Sociedad; admita o despida empleados y obreros- fije sueldos y

gados, incluso con facultades para interponer recur - sos de casación y revisión ante el Tribunal Supremo; sustituya o delegue total o parcialmente estas facultades, o dé poderes con las mismas, en favor de la - persona o personas que estime; revoque apoderamientos, y para todo ello, otorgue y firme cuantos documentos públicos o privados sean precisos o convenientes. ---

3º.- Facultar a Don Ramón Ortiz y Fernández-Urru - tia, al que por tanto se le confiere poder, para se - guir cuentas corrientes a nombre de la Sociedad, y a tal efecto, librar cheques y órdenes de pago o transferencias; y también para representar a la Sociedad - ante el Estado, la Provincia o el Municipio, suscri - bir los documentos públicos o privados que sean necesarios o convenientes a los intereses de la sociedad.

NOVENA.- CONCESIÓN DE PODER ESPECIAL Y RECÍPROCO.- Los mismos comparecientes, según intervienen, se confieren mútua y recíprocamente poder especial, amplio y tan bastante como en derecho se requiera y sea ne - cesario, con las más amplias facultades, incluso las de sustituirlo en persona o personas de su libre elección, para que, solidaria e indistintamente, cualquiera de ellos, puedan formalizar y otorgar cuantos documentos públicos o privados sean precisos o convenientes en orden a rectificar-subsanar posibles errores u

NOTARÍA DE D. RICARDO GONZÁLEZ GARCÍA — MADRID

remuneraciones; reclame y cobre judicial o extrajudicialmente las cantidades y créditos que se adeuden a la Sociedad por razón de ventas, suministros y por otros conceptos; contrate y rescinda servicios de transporte de mercaderías, útiles, muebles y productos, con cualquier persona o Entidad; retire de cualquier Empresa y Organismos oficiales, paquetes, mercancías, valores, metálico, correspondencia y demás procedente; reclame contra impuestos y contribuciones; pida la devolución de cantidades y las perciba y declare, cuando proceda; libre, acepte, endose, avale, negocie, descuente, cobre y proteste letras de cambio, cheques y demás documentos similares; abra, siga y cancele cuentas corrientes a nombre de la Sociedad, y tome a préstamo cantidades, bajo las líneas de crédito que se establezcan; celebre, modifique, nove o rescinda contratos de arrendamiento de bienes y servicios; asista a subastas y concursos; formule proposiciones y acepte servicios; cobre libramientos y toda clase de cantidades; dé cartas de pago; represente a la Sociedad en sus relaciones con terceros, el Estado, la Provincia o el Municipio, Tribunales y Autoridades de todo orden, incluso para confesión judicial; dé poderes generales para pleitos, a favor de Procuradores de los Tribunales y Abo-

D. RICARDO GONZÁLEZ GARCÍA
NOTARIO DE MADRID
Núñez de Balboa, 35, 2.º D
Entrada por la Galería Comercial
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05805792

omisiones materiales, que pudieran estimarse existentes en esta escritura o en los Estatutos a ella unidos, que la complementan, así como también para lograr la debida correlación con la resultancia registral, e incluso para hacer salvedad de lo prevenido en preceptos legales de imperativo y prevalente aplicación a estos respectos. - - - - - - - - - - - - - - - -

DÉCIMA.- EXENCIONES FISCALES.- Los comparecientes, según concurren, SOLICITAN del Sr. Abogado del Estado Liquidador, la EXENCION del Impuesto sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados, de la presente escritura de constitución de sociedad, al amparo del artículo 146, número 56, de la Ley de Reforma Tributaria de 11 de junio de 1964, en relación con lo dispuesto en la Ley Reguladora de Régimen Jurídico de Investigación y Explotación de Hidrocarburos, antes mencionada y del Reglamento para su aplicación, y todo ello, dado el objeto y fin de la sociedad que se constituye en este documento público. ----

UNDECIMA.-ACEPTACION Y SUPLICA.- Los comparecientes, según intervienen, ACEPTAN esta escritura en to-

das sus partes e integramente sus efectos, y SUPLICAN al Sr. Registrador Mercantil de esta provincia, así - lo inscriba en los libros de su digno cargo. - - - - --

------------OTORGAMIENTO Y AUTORIZACIÓN.------------

Yo, el infrascrito autorizante, he redactado esta escritura conforme a minuta facilitada por los comparecientes, a los que por su elección, leo la presente, y les hago las advertencias y reservas legales. Encontrándola en un todo conforme a dicha minuta, prestan su consentimiento, así la otorgan, aprueban y firman.

De conocer a los comparecientes; de que éstos se - identifican entre sí, tal y como comparecen y de todo lo consignado en este instrumento público, extendido en tres pliegos de papel del Estado, de clase 14ª., - serie O., números 5.810.166, 5.810.163 y 5.805.053 y en el presente folio de clase 14ª. bis, serie OA, en que signo, firmo, rubrico y sello yo, el Notario, doy fe. -

Firmado: Miguel Ortiz Cañavate.-R.Ortiz F. Urrutia.-Signado: Ricardo González García.-Rubricados y sellado. -

(SE HALLAN UNIDOS A ESTA ESCRITURA PUBLICA LOS ESTATUTOS QUE EN LA MISMA SE RELACIONAN AL DICHO EFECTO DE SU INCORPORACION Y DE LA QUE SENDAS Y CORRELATIVAS FOTOCOPIAS SE UNEN ASIMISMO A ESTA COPIA COMO -- PARTE INTEGRANTE DE LA MISMA). - - - - - - - - - - - -

ESTATUTOS POR LOS QUE SE RIGE LA SOCIEDAD "CNWL OIL (ESPAÑA) S. A."

------------------------- TITULO I. -----------------------------------

DENOMINACION, DURACION, DOMICILIO Y OBJETO. -------------------

ARTICULO 1º. DENOMINACION Y DURACION. ----------------------

Con el nombre de "CNWL OIL (ESPAÑA) S. A." y por tiempo indefinido se constituye una compañía mercantil anónima que se regirá por los presentes estatutos y por las disposiciones legales vigentes que le sean de aplicación. ---

ARTICULO 2º. DOMICILIO.- La Sociedad tendrá su domicilio provisional en Madrid, en la calle de Ferraz, 80. ------------------

ARTICULO 3º. OBJETO SOCIAL.- La Sociedad tendrá por objeto: La exploración, investigación, y explotación de los yacimientos e hidrocarburos líquidos y gaseosos, así como las actividades de ransporte, almacenamiento, depuración y refino y demás relacionadas on la industria petrolífera y cualesquiera otras actividades mercan.les e industriales directamente relacionadas con las mencionadas.-

ARTICULO 4º. COMIENZO DE LAS OPERACIONES.- La Sociedad dará mienzo a sus operaciones el día de la firma de la escritura funcional. ---

--------------------- TITULO II. ---------------------------------

ARTICULO 5º. CAPITAL SOCIAL.- El capital social de la sociedad de seis millones ochocientas mil pesetas, totalmente suscrito esembolsado, representado por seiscientas ochenta acciones inarias, al portador, de diez mil pesetas de valor nominal a una, numeradas correlativamente del 1 al 680, ambos inclusive. títulos representativos de las acciones se cortarán de libros onarios y llevarán la firma de dos consejeros, pudiendo una de ellas estampillada o impresa.

---------------------- TITULO III. ----------------------------

ARTICULO 6º.- ORGANOS DE GOBIERNO.- El gobierno y administración de la Sociedad competen a la Junta General de Accionistas, al Consejo de Administración, y al Consejero Delegado si lo hubiere. ---

ARTICULO 7º.- JUNTAS GENERALES.- La Junta General, debidamente convocada y constituida representa a la totalidad de los accionistas y sus acuerdos, estatutariamente adoptados, serán obligatorios para todos, incluso para los ausentes, disidentes y los que se abstuvieren de votar; --

ARTICULO 8º.- La Junta General Ordinaria, se reunirá por lo menor una vez al año, dentro de los seis primeros meses del año natural, para censurar la gestión social, aprobar en su caso las cuentas y el balance del ejercicio anterior y resolver sobre la distribución de beneficios. Las demás juntas se considerarán extraordinarias. ---

La Junta General Extraordinaria se reunirá siempre que la convoque el Consejo de Administración, o cuando lo pida un número de socios que represente, al menos, la décima parte del capital social desembolsado. Asimismo la convocatoria se publicará en el Boletín Oficial del Estado, y en uno de los diarios de mayor circulación, con no menos de quince días de antelación, y los socios que residan en el extranjero serán notificados por correo certificado urgente al domicilio respectivo que conste en la Sociedad.

No obstante, la Junta Ordinaria o Extraordinariaase entenderá convocada y quedará válidamente constituida para tratar cualquier asunto, sin necesidad de convocatoria, y en cualquier lugar del territorio nacional, siempre que esté presente todo el capital desembolsado, y los asistentes acepten por unanimidad dicha celebración. ---

ARTICULO 9º.- La Junta General de Accionistas ya se reuna con carácter ordinario o extraordinario, conocerá y resolverá sobre cualquier asunto que le sea sometido por el Consejo de Administración o por los accionistas, a cuya instancia se hubiese convocado.

5

ARTICULO 10º.- En las Juntas cada acción dará derecho a voto. ---

Para que la Junta General Ordinaria se entienda válidamente constituida en primera convocatoria, deberán concurrir a ella, presentes o representados, accionistas que representen cuando menos, la mayoría de los socios o la mitad del capital desembolsado. ---

En segunda convocatoria será válida la constitución de la Junta cualquiera que sea el capital que los accionistas representen y el número de socios. ---

Para que la Junta General, Ordinaria o Extraordinaria pueda acordar válidamente la emisión de obligaciones, el aumento o disminución del capital, la transformación, fusión, disolución de la Sociedad, y en general cualesquiera modificaciones de los Estatutos sociales, habrán de concurrir a ella si las acciones son al portador en primera convocatoria las dos terceras partes del capital desembolsado, y en segunda convocatoria bastará la presencia o representación de la mitad del capital desembolsado. Si las acciones fueren nominativas será precisa en primera convocatoria la presencia de dos terceras partes del número de socios y del capital social desembolsado, y en segunda convocatoria mayoría simple del número de socios y la mitad del capital desembolsado. ---

Entre la primera y la segunda reunión deberá mediar, por lo menos, un plazo de veinticuatro horas. ---

En las Juntas, cualquiera que sea su clase, actuarán de Presidente o de Secretario los que lo sean del Consejo. En defecto de ellos actuará de Presidente el Consejero Vicepresidente y de Secretario el Consejero más joven, y en su ausencia los que la Junta designe al comienzo de la sesión. Asimismo en las Juntas todo accionista podrá hacerse representar por otra persona aunque no tenga carácter de accionista, mediante simple carta de autorización al efecto, dirigido al Presidente o al que haga sus veces. ---

ARTICULO 11º.- El Consejo de Administración se compondrá de un número de miembros no inferior a tres ni superior a

diez. El Presidente tendrá voto de calidad. Para ser nombrado Consejero, no se requiere la cualidad de accionista. Los Consejeros serán designados por la Junta General de Accionistas, pero podrán serlo también por el propio Consejo con carácter provisional para cubrir las vacantes que en el mismo se produzcan y hasta tanto se reuna la primera Junta General.

ARTICULO 12º.- El Consejo de Administración se renovar.. cada cinco años. Los Consejeros cesantes podrán ser reelegidos indefinidamente. --

Los miembros del Consejo podrán ser removidos en cualquier momento por acuerdo de la Junta General de Accionistas. ---------

ARTICULO 13º.- La Administración de la Sociedad corresponde al Consejo de Administración que vendrá facultado para resolver con las más amplias facultades, sobre cuantos asuntos interesen a la Compañía, salvo aquellos, que, por imperativo legal, sean de competencia de la Junta General de Accionistas. Le correspond por tanto, entre otras, la representación de la Sociedad en juici y fuera de él, en relación con todas las actividades comerciales o industriales de la misma. Igualmente podrá realizar toda clase de actos de riguroso dominio y verificar toda clase de operacione bancarias incluso con el Banco de España, en la forma que el Consejo determine. --

La facultad de representación en actos judiciales lleva consi la de otorgar poderes para toda clase de actuaciones procesales y para interponer recursos ordinarios y extraordinarios ante cual quier jurisdicción tales como los de casación, revisión, súplica, nulidad, responsabilidad civil de Jueces o Magistrados o cualesquiera otros que haya de conocer y resolver el Tribunal Supremo.

ARTICULO 14º.- El Consejo eligirá de su seno al Presidente y al Vicepresidente, y designará un Secretario que podrá recaer en persona ajena al Consejo. --

Podrá también nombrar uno o más Consejeros Delegados, con las facultades que el propio Consejo acuerde, sin perjuicio de que la Junta General de Accionistas también podrá efectuar dichos nombra mientos y apoderamientos, y la destitución de los nombrados. No podrán ser objeto de delegación la rendición de cuentas, la prese tación del balance a la Junta General, ni las facultades que la J

subtexto conferido especialmente al Consejo, a no mediar autorización expresa de aquella. ------------------------

ARTICULO 15º.- El Consejo se reunirá siempre que lo requiera el interés de la Sociedad y se considerará válidamente constituido cuando concurra la mitad más uno de sus miembros en ejercicio, entre presentes y representados o cuando, sin convocatoria, concurran todos y así lo acuerden por unaminidad. Las convocatorias se efectuarán por simple carta certificada del Presidente o el que le sustituya a los respectivos domicilios de los miembros del Consejo. ---------

Cualquier Consejero podrá delegar por carta su representación y voto en favor de otro Consejero. ----------------------

Los acuerdos del Consejo se tomarán por mayoría de votos, salvo mayor exigencia legal para acuerdos especiales. La votación por escrito y sin sesión será válida cuando ningún Consejero se oponga a este procedimiento. ------------------

ARTICULO 16º.- De las reuniones de las Juntas Generales y de las del Consejo se levantará acta por el Secretario, que con el visado de la Presidencia, se transcribirá en los correspondientes libros. ---

ARTICULO 17º.- El Consejo o el Consejero Delegado podrá nombrar a un Director General o a un Director Gerente con las facultades que especialmente le confieran, si bien estos nombramientos podrán también ser hechos por la Junta General.----

-------------------- TITULO IV. ----------------------------

INVENTARIO, BALANCE, AÑO SOCIAL Y DISTRIBUCION DE BENEFICIOS.

ARTICULO 18º.- El ejercicio social comenzará el primero de enero de cada año, y terminará el treinta y uno de diciembre inmediato posterior. ---

Por excepción, el primer ejercicio comenzará en la fecha de constitución de la Compañía y terminará el treinta y uno de diciembre del mismo año. --------------------------------------

ARTICULO 19º.- Con respecto a cada ejercicio el Consejo formulará el Balance, la Cuenta de Pérdidas y Ganancias, la propuesta sobre distribución de beneficios y una Memoria explicativa.

Estos documentos deberán ser sometidos previamente al examen e informe de los accionistas Censores de Cuentas. ----------

Tanto los documentos indicados como el informe de los --- Censores, se pondrá por el Consejo de Administración a disposición de los Accionistas en el domicilio social, quince días antes de la celebración de la Junta General. ----------------

ARTICULO 20º.- Los beneficios líquidos de la Sociedad se aplicarán en la forma siguiente: ----------------------------

1º. - A satisfacer en la cantidad necesaria los impuestos a cargo de la Sociedad, no conceptuados fiscalmente como gastos.

2º - A dotar los fondos de reserva obligatorios en los casos en que proceda con arreglo a la Ley. -------------------------

3º - El sobrante, se distribuirá como dividendo a las acciones en proporción a su valor nominal, sin perjuicio de que la Junta General decida, destinar otras cantidades a la constitución de un fondo de reserva voluntario. ---------------------

---------------------- TITULO V. --------------------------

ARTICULO 21º.- La Sociedad se disolverá por cualquiera de las causas establecidas en la legislación vigente. -------------

Su liquidación, en los casos en que proceda, correrá a cargo de liquidadores designados por la Junta General, en número impar, y tendrán las facultades que para el cumplimiento de su misión les confieren las disposiciones legales en vigor. -------------

Durante el periodo de liquidación se observarán las disposiciones legales y estatutarias relativas a la convocatoria, y reunión de las Juntas Generales Ordinarias y Extraordinarias, a las que los liquidadores darán cuenta de la marcha de la liquidación, para que aquellos acuerden lo que convenga al interés común. --

Se observarán las prescripciones de derecho necesario, en cuanto a la división del haber social y su distribución. -------

ABOGACIA DEL ESTADO — MADRID

Se devuelve [illegible] documento al interesado por estar exento el acto que [illegible] del Impuesto General sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados, [illegible] 76 del [illegible] de 6 de Abril de 1967.

[illegible] 20 - 12 - 76

EL ABOGADO DEL ESTADO

INSCRITO el precedente documento en el Registro Mercantil de esta provincia, tomo 4.332 general, 3.541 de la sección 8ª del Libro de Sociedades, folio 184 hoja número 34042 inscripción 1ª.

Madrid, 9 de Febrero de 1977

El Registrador,

Hons. n.º 1, 5, 13 y 21 del Arancel, según L. de R.

Firmado, ANTONIO ESTURILLO

CABLE ADDRESS
WILTUCK-MADRID

MIGUEL ORTIZ-CAÑAVATE
FERRAZ 80
MADRID-8, SPAIN

TELEFONOS
248 74 51
241 83 67

MIGUEL ORTIZ-CAÑAVATE
ABOGADO DE MADRID, ALBACETE, BILBAO Y MALAGA

RAMÓN ORTIZ F. URRUTIA
ABOGADO DE MADRID

ALFREDO FERNÁNDEZ-REYES
ABOGADO DE MADRID, ALBACETE Y ALCALÁ

JOSÉ LUIS ORTIZ-CAÑAVATE
DOCTOR EN DERECHO Y PROCURADOR DE MADRID

WILLIAM T. WASHBURN
TECHNICAL ADVISER
AS
NEW YORK ATTORNEY

Madrid, 22 de marzo de 1983

BANCO URQUIJO
Orense, 17
Madrid - 20

A LA ATENCION DE D. ANTONIO PEREZ DE GUZMAN

Muy señores mios:

Les ruego que con cargo a la cuenta corriente de CNWL OIL (ESPAÑA) S.A., se sirvan transferir el contravalor en dólares USA de la cantidad de ~~SETECIENTAS~~ SESENTA Y SEIS MILLONES SETECIENTAS OCHENTA Y SIETE MIL OCHENTA Y OCHO PESETAS (966.787.088,- pts.) a la cuenta de la casa matríz CANADA NORTHWEST OILS (EUROPE) B.V., en el ROYAL BANK OF CANADA de Londres. Dicho importe corresponde al pago de dividendos a cuenta del ejercicio 1982/1983, cuyo importe se transfiere íntegro habida cuenta de que la sociedad, por ser empresa de hidrocarburos, se halla exenta del pago del impuesto sobre dividendos, al amparo de la vigente ley y reglamento sobre exploración y explotación de hidrocarburos.

Como complemento de esta petición, les adjunto certificación del acuerdo de la Junta General Universal Extraordinaria de Accionistas de la sociedad para el pago del dividendo, así como fotocopia del TE-1 correspondiente a la inversión de la titular de las acciones, es decir, la mencionada casa matríz.

Asímismo les adjunto firmado un TE-21, para su correspondiente tramitación que entendemos llevará consigo la cumplimentación del oportuno A08.

Por tratarse de un pago liberalizado, no precisa de autorización previa de la Dirección General de Transacciones Exteriores.

INTERVENCIÓN
FIRMA
CONFRONTADA

Atentamente,

Ramón Ortiz Fernández-Urrutia

Anexos.-

RO/dm